EXHIBIT 99.1

Mesa Energy Holdings, Inc. Interviewed by TheStreetBeat.com

CEO Discusses 1st Quarter Production and Financial Results and 2012 Outlook

Dallas, TX, May 21, 2012: Mesa Energy Holdings, Inc. (the “Company”) (OTCBB: MSEH), an oil and gas exploration and production company, announced today that Randy M. Griffin, the CEO of the Company, conducted an audio interview with TheStreetBeat.com on May 17, 2012. In the interview, Mr. Griffin discussed the Company’s 1st quarter production and financials which resulted in the Company’s best quarter to date.

In the interview Mr. Griffin spoke with Steve Kanaval, Editor of TheStreetBeat.com, about the Company’s exciting growth opportunities with its drilling and recompletion program that is ongoing in its South Louisiana properties, its pursuit of expandable and repeatable drilling opportunities in the Mississippian Limestone in Oklahoma and its long term plans regarding additional acquisitions and corporate growth.

“The interview is a great way to communicate to the investment community a clear message as to why we believe 2012 will be our best year yet. Our team has done a wonderful job in increasing production and developing drilling prospects in our South Louisiana properties over the last nine months and we hope that everyone who listens to the interview will be as excited about our Company and its future as we are,” said Randy M. Griffin, CEO of Mesa Energy Holdings, Inc.

The audio interview can be heard at: http://www.thestreetbeat.com/street-beat-video-charts-35/video-podcast-422-mseh-2.aspx. An extended version of the interview will be available later this week on the Company’s website at: www.mesaenergy.us.

About TheStreetBeat.com

The Street Beat is a new digital financial media company, focusing on small-cap companies and the penny stock markets. By leveraging today's technology to continuously grow its network of over 1400 financially centric newspaper, television, and radio websites, The Street Beat has quickly become one of the top sources for investors seeking information on today's emerging companies. Through an array of digital and marketing services, The Street Beat offers users and subscribers daily innovative business news, real-time market commentary, investment tools, market education, as well as stories, articles, videos, and market briefs from a full staff of experienced and dedicated journalists. For more information, visit: www.TheStreetBeat.com.

About Mesa Energy Holdings, Inc.

Headquartered in Dallas, TX, Mesa Energy Holdings, Inc. is a growth-oriented Exploration and Production (E&P) company with a definitive focus on growing reserves and net asset value per share, primarily through the acquisition and enhancement of high quality producing properties and the development of highly diversified developmental drilling opportunities. The company currently owns producing oil properties in Plaquemines and Lafourche Parishes in Louisiana as well as developmental properties in Garfield and Major Counties, Oklahoma and Wyoming County, NY.

More information about the Company may be found at http://mesaenergy.us.

Forward-Looking Statements

Certain statements in this news release, which are not historical facts, are forward-looking statements. These statements are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Actual results may differ materially from those currently anticipated due to a number of factors which may be beyond the reasonable control of the Company, including, but not limited to, the Company’s ability to locate and acquire suitable interests in oil and gas properties on terms acceptable to the Company and to integrate and successfully exploit any resulting acquisitions, the availability and pricing of additional capital to finance operations and leasehold acquisitions, the ability of the Company to build and maintain a successful operations infrastructure, the intensity of competition, changes and volatility in energy prices and general economic conditions. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of the Company can be found in the filings of the Company with the U.S. Securities and Exchange Commission at www.sec.gov.

Contact Information

Mesa Energy Holdings, Inc.

IR@mesaenergy.us

Ph: 972-490-9595